Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 13, 2007, except for Note 17, as to which the date is June 29, 2007, relating to the financial statements of Airvana, Inc., which are included in its Registration Statement on Form S-1 (File No. 333-142210) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
July 18, 2007